EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.


                           Dated:  February 13, 2002


                            ARTISAN INVESTMENT CORPORATION
                                for itself and as general partner of
                                ARTISAN PARTNERS LIMITED PARTNERSHIP


                            By: /s/ Andrew A. Ziegler
                                -----------------------------------
                                       Andrew A. Ziegler
                                         President


                             ANDREW A. ZIEGLER

                             /s/ Andrew A. Ziegler
                             -----------------------------------------------


                             CARLENE MURPHY ZIEGLER

                             /s/ Carlene Murphy Ziegler
                             -----------------------------------------------



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